Exhibit 99.1

                            HOME FEDERAL CORPORATION

              1988 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN



                                    ARTICLE I

                            Establishment of the Plan

         Home Federal Corporation (the "Corporation") hereby establishes this Stock Option and Stock Appreciation Rights Plan (the "Plan") upon the terms and conditions hereinafter stated.

                                   ARTICLE II

                               Purpose of the Plan

         The purpose of the Plan is to improve the growth and profitability of the Corporation and its Subsidiary Companies by attracting and retaining qualified personnel in key positions, providing such key Employees and Directors with a proprietary interest in the Corporation as an incentive to contribute to the success of the Corporation and its Subsidiary Companies, and rewarding those key Employees and Directors for outstanding performance and the attainment of targeted goals. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422A of the Code, and the regulations thereunder, and all provisions shall be read, interpreted and applied with that purpose in mind.

                                   ARTICLE III

                                   Definitions

         3.01 "Board" means the Board of Directors of the Corporation.

         3.02 "Code" means the Internal Revenue Code of 1986.

         3.03 "Committee" means the Compensation Committee appointed by the Board pursuant to Article IV hereof.

         3.04 "Common Stock" means shares of the common stock, $1.00 par value per share, of the Corporation.

         3.05 "Director" means any person currently serving as a director of the Corporation or a subsidiary company, or as an advisory director on an advisory board which may be established from time to time by the Board of Directors of the Corporation or a subsidiary company.



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         3.06  "Disability"  means  any  physical  or  mental  impairment  which qualifies an Employee or Director for disability benefits under the applicable long-term disability plan maintained by the Corporation or a Subsidiary Company, or, if no such plan applies, which would qualify such Employee or Director for disability benefits under the long-term disability plan maintained by the Corporation, if such Employee or Director were covered by that plan.

         3.07 "Effective Date" means March 17, 1988, the date on which this Plan was adopted by the Board of Directors of the Corporation.

         3.08 "Employee" means any person who is currently employed by the Corporation or a Subsidiary Company, including Officers, but not including directors who are not also officers of or otherwise employed by the Corporation or a Subsidiary Company.

         3.09 "Fair Market Value" shall be equal to the fair market value per share of the Corporation's Common Stock on the date an Option is granted. For purposes hereof, the Fair Market Value of a share of Common Stock shall be the closing sale price on the date in question of a share of Common Stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock on the date in question on the National Association of Securities Dealers Automated Quotation System or any system then in use, or if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors of the Corporation in good faith.

         3.10 "Incentive Stock Option" means any Option granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422A of the Code.

         3.11 "Non-Qualified Stock Option" means any Option granted under this Plan which is not an Incentive Stock Option.

         3.12 "Officer" means an Employee whose position in the Corporation or Subsidiary Company is that of a corporate officer, as determined by the Board.

         3.13 "Option" means a right granted under this Plan to purchase Common Stock.

         3.14 "Optionee" means an Employee, former Employee, or Director to whom an Option is granted under the Plan.

         3.15 "Retirement" means a termination of service as a Director or of employment which constitutes a "retirement" under any applicable qualified pension benefit plan maintained by the Corporation or a Subsidiary Company, or, if no such plan is applicable, which would constitute "retirement" under the Corporation's Employee Retirement Plan, if such individual were a participant in that Plan.




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         3.16 "Stock Appreciation Right" means a right to surrender an Option in consideration for a payment by the Corporation in cash and/or Common Stock, as provided in the discretion of the Committee in accordance with Section 8.10.

         3.17 "Subsidiary Company" means those subsidiaries of the Corporation which meet the definition of "subsidiary corporations" set forth in Section 425(f) of the Code, at the time of granting of the Option in question.

         3.18 For purposes of this Plan, a participant shall not be considered to have terminated employment with the Corporation or a Subsidiary Company by reason of any unpaid leave of absence authorized as such by the Corporation or a Subsidiary Company under its personnel policies.

                                   ARTICLE IV

                           Administration of the Plan

         4.01 Duties of the Committee. The Plan shall be administered and interpreted by the Committee as appointed from time to time by the Board pursuant to Section 4.02 of the Plan. The Committee shall be composed of at least three members of the Board who are not also Employees of the Corporation or a Subsidiary Company. The Committee shall have all of the powers allocated to it in this and other Sections of the Plan. The interpretation and construction by the Committee of any provisions of the Plan or of any Option or Stock Appreciation Right granted under it shall be final and binding. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at appropriate times but in no event less than one time per Plan Year.

         4.02 Role of the Board. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board from time to time may remove members from, or add members to, the Committee. The Board shall have all of the powers allocated to it in this and other sections of the Plan, may take any action under or with respect to the Plan which the Committee is authorized to take, and may reverse or override any action taken or decision made by the Committee under or with respect to the Plan, provided, however, that the Board may not revoke any Option or Stock Appreciation Right that has been delivered to an eligible Employee or Director of the Corporation or its Subsidiary Companies by the Committee, except in accordance with Section 4.03 below. Members of the Board who are eligible for or have been granted Options or Stock Appreciation Rights may not vote on any matters affecting the administration of the Plan or the grant of Options or Stock Appreciation Rights pursuant to the Plan (although such members may be counted in determining the existence of a quorum at any meeting of the Board during which actions with regard thereto are taken), except that the Board of Directors, with the members



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of the  Committee  not voting,  shall  administer  the Program  with  respect to
Options and Stock Appreciation Rights granted to the members of the Committee.

         4.03 Revocation for Misconduct. The Board may by resolution immediately revoke, rescind and terminate any Option, or portion thereof, to the extent not yet vested, or any Stock Appreciation Right, to the extent not yet exercised, previously granted or awarded under this Plan to an Employee who is discharged from the employ of the Corporation or a Subsidiary Company or previously granted or awarded under this Plan to a Director whose service as a Director is terminated for cause, which, for purposes hereof, shall mean termination for:
(1) conviction of a felony involving the misappropriation of the Corporation's or any Subsidiary's assets or a conviction of a felony which results in a substantial, demonstrable threat to the Corporation's or any Subsidiary's reputation, or (ii) gross and willful failure to perform a substantial portion of the Employee's or Director's duties and responsibilities as an Employee or Director, which failure continues for more than thirty (30) days after written notice given to employee or Director pursuant to a two-thirds vote of all of the members of the Board of Directors of the Corporation or any Subsidiary, as the case may be, then in office, such vote to set forth in reasonable detail the nature of such failure.

         4.04 Limitation on Liability. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Options or Stock Appreciation Rights granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Corporation shall indemnify such member against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and its Subsidiary Companies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         4.05 Compliance with Law and Regulations. The Options and Stock Appreciation Rights granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option or Stock Appreciation Right may be exercised if such exercise or the receipt of shares of Common Stock pursuant thereto would be contrary to applicable laws and regulations.

         4.06 Restrictions on Transfer. The Corporation may place a legend upon any certificate representing shares purchased pursuant to exercise of an Option granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.


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                                    ARTICLE V

                                   Eligibility

         5.01 Incentive Stock Options, Non-Qualified Stock Options, and Stock Appreciation Rights may be granted to key Employees of the Corporation and its Subsidiary Companies. Non-Qualified Stock Options and Stock Appreciation Rights may be granted to Directors of the Corporation and its Subsidiary Companies. The designation of an Employee as a key Employee shall be left to the discretion of the Committee or the Board. Non-Qualified Stock Options or Stock Appreciation Rights may be granted to Directors of either the Corporation or its Subsidiary Companies only if the conditions stated in Section 4.01 are satisfied.

                                   ARTICLE VI

                        Common Stock Covered by the Plan

         6.01 Option Shares. The aggregate number of shares of Common Stock for which Options may be granted under the Plan, subject to adjustment as provided in Article IX, shall be 108,355. None of such shares shall be the subject of more than one Option at any time, but if an Option as to any shares is surrendered before exercise (including surrender in connection with exercise of a Stock Appreciation Right), or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of unpurchased shares covered thereby shall again become available for grant under the Plan as if no Options had been previously granted with respect to such shares. The maximum number of shares of Common Stock for which Non-Qualified Stock Options may be granted to all Directors who are not full-time salaried employees of the Corporation or a Subsidiary Company shall not exceed 35 percent of the shares of Common Stock covered by the Plan.

         6.02 Source of Shares. The Shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Corporation on the open market for use under the Plan.

                                   ARTICLE VII

                                Number of Shares;
                      Designation of Grantees and Optionees

         7.01 Options. The Committee shall, in its discretion, determine from time to time which key Employees and Directors of either the Corporation or its Subsidiary Companies will be granted Options under the Plan, the number of shares of Common Stock subject to each Option, whether each Option will be an Incentive Stock Option or a Non-Qualified Option and the exercise price of such Option. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each respective Employee or Director, his present and potential contributions to the growth and success of



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the Corporation,  his compensation and such other factors as the Committee shall deem relevant to accomplishing the purposes of the Plan.

         7.02 Special Limitation on Incentive Stock Option Grants. Notwithstanding any contrary provisions contained elsewhere in this Plan, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year, under this Plan and stock options that satisfy the requirements of Section 422A of the Code under any other stock option plan or plans maintained by the Corporation (or any parent or Subsidiary Company), shall not exceed $100,000.

         7.03 (a) Grants to Non-Employee Directors. Each Director of the Corporation who is not an Employee of the Corporation ("Non-Employee Director") on the date this provision is adopted by the Board shall be granted a Non-Qualified Stock Option to purchase 1,778 shares of Common Stock effective at such time and with a per share exercise price equal to the Fair Market Value of a share of Common Stock on such date.

                  (b) Subsequent Grants. Each Non-Employee Director of the Corporation one year from the date of the initial grants pursuant to Section 7.03(a) shall receive a Non-Qualified Stock Option to purchase 1,776 shares of Common Stock at such time, and on the next anniversary date thereafter, in each instance, at the per share exercise price equal to the Fair Market Value of a share of Common Stock on such date.

                  (c) Vesting and Exercise of Options. Options granted to the Non-Employee Directors shall be vested and exercisable six (6) months following the date of grant.

                                  ARTICLE VIII

                                  Option Terms

         Each Option granted under the Plan shall be on the following terms and conditions:

         8.01 Stock Option Agreement. The proper Officers of the Corporation and each Optionee shall execute a Stock Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Stock Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Stock Option Agreement.

         8.02.    Option Exercise Price.

         (a) Incentive Stock Options. The per share price at which the subject Common Stock may be purchased upon exercise of an Incentive Stock Option shall



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be no less than one hundred  percent  (100%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted, except as provided in Section 8.09(a) below.

         (b) Non-Qualified Stock Options. The per share price at which the subject Common Stock may be purchased upon exercise of a Non-Qualified Stock Option may be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Non-Qualified Stock Option is granted.

         8.03.    Vesting and Exercises of Options.

         (a) General Rules. Incentive Stock Options and Non-Qualified Stock Options shall become vested and exercisable at the rate and to the extent specified by the Committee or as set forth in Section 7.03 of this Plan. Notwithstanding the foregoing, no vesting shall occur on or after an Optionee's employment with the Corporation and all Subsidiary Companies, or his service as a Director of the Corporation and all Subsidiary Companies is terminated for any reason other than his death, Disability or Retirement. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less. In the case of any Option exercisable within the first six months following the date the Option is granted, the shares of Common Stock received upon exercise of such Option may not be sold or disposed of by the Optionee for the first six months following the date of grant.

         (b) Accelerated Vesting Upon Death, Disability or Retirement. Unless the Committee shall specifically state otherwise at the time an Option is granted, all Options granted under this Plan shall become vested and exercisable in full on the date an Optionee terminates his employment with the Corporation or a Subsidiary Company, or his service as a Director of the Corporation or a Subsidiary Company, because of his death, Disability or Retirement.

         (c) Accelerated Vesting for Changes in Control. Notwithstanding the general rule described in Section 8.03(a), all outstanding Options shall become immediately vested and exercisable in the event there is an actual or threatened change in control of the Corporation.

                  (1) Change in Control. A "change in control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation in fact is required to comply with Regulation 14A thereunder, provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities, or (ii) during any period of twenty-four (24) consecutive months during the term of an Option, individuals who at the beginning of such period constitute the Board of the Corporation cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election



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         by the  Corporation's  stockholders,  of  each  director  who was not a director at the date of grant has been approved in advance by directors representing at least two-thirds of the directors then if office who were directors at the beginning of a period.

                  (2) Threatened Change in Control. A "threatened change in control of the Corporation" shall mean any set of circumstances which in the opinion of the Board, as expressed through a resolution, poses a real, substantial and immediate possibility of leading to a change in control of the Corporation as defined in clause (1) above.

         (d) Special Exercise Restrictions. Notwithstanding Sections 8.03(a), 8.03(b) and 8.03(c) above, no Option shall be exercisable at any time while the Optionee is employed by the Corporation or a Subsidiary Company or is serving as a Director of the Corporation or a Subsidiary Company except between the third and twelfth business day following the issuance of the Corporation's quarterly or annual financial statements, unless the Committee, in its discretion, determines to modify or waive this restriction in any individual case.

         8.04     Duration of Options.

         (a) General Rule. Except as provided in Section 8.03(d), 8.04(b) and 8.09, each Option or portion thereof shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years, in the case of an Incentive Stock Option, or ten (10) years plus one (1) month, in the case of a Non-Qualified Stock Option, after its date of grant, or (ii) three (3) months after the date on which the optionee ceases to be employed by, or to serve as a Director of the Corporation and all Subsidiary Companies, unless, in the case of a Non-Qualified Stock Option, the Committee in its discretion decides to extend such period of exercise upon termination of employment, or service as a Director, from three (3) months to a period not exceeding five (5) years.

         (b) Exception for Terminations Due to Death, Disability or Retirement. If an Optionee dies while in the employ of, or serving as a Director of the Corporation or a Subsidiary Company or terminates employment with, or service as a Director of the Corporation or a Subsidiary Company as a result of Disability or Retirement without having fully exercised his Options, the Optionee or the executors, administrators, legatees or distributees of his estate shall have the right, during the twelve (12) month period following the earlier of his death, Disability or Retirement, to exercise such options to the extent vested on the date of such death, Disability or Retirement. In no event, however, shall any Option be exercisable more than ten (10) years, in the case of an Incentive Stock Option, or ten (10) years plus one (1) month, in the case of a Non-Qualified Stock Option, from the date it was granted.

         8.05 Nonassignability. Options shall not be transferable by an Optionee except by will or the laws of descent or distribution, and during an optionee's lifetime shall be exercisable only by such Optionee.




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         8.06 Manner of  Exercise.  Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement provided for in Section 8.01 above.

         8.07 Payment for Shares. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Corporation upon exercise of the Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Optionee in cash or, at the discretion of the Committee, by delivering shares of Common Stock (excluding shares acquired pursuant to the exercise of an option) equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option.

         8.08 Voting and Dividend Rights. No Optionee shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Corporation's stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

         8.09 Additional Terms Applicable to Incentive Stock Options. All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Section 8.01-8.08 above, to those contained in this Section 8.09.

         (a) Limitation on Ten Percent Stockholders. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Corporation or any Subsidiary Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Corporation at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Section
8.03 or the expiration of five (5) years from the date such Incentive Stock Option is granted.

         (b) Notice of Disposition; Withholding; Escrow. An Optionee shall immediately notify the Corporation in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one 91) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Corporation shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Committee may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an


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Incentive  Stock Option to be held in an escrow  arrangement  for the purpose of enabling compliance with the provisions of this Section 8.09(b).

         8.10     Stock Appreciation Rights.

         (a) General Terms and Conditions. The Committee may, but shall not be obligated to, authorize the Corporation, on such terms and conditions as it deems appropriate in each case, to grant rights to Optionees to surrender an exercisable Option, or any portion thereof, in consideration for the payment by the Corporation of an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to the Option, or portion thereof, surrendered over the exercise price of the Option with respect to such shares (any such authorized surrender and payment being hereinafter referred to as a "Stock Appreciation Right"). Such payment, at the discretion of the Committee, may be made in shares of Common Stock valued at the then Fair Market Value thereof, or in cash, or partly in cash and partly in shares of Common Stock.

         The terms and conditions set with respect to a Stock Appreciation Right may include (without limitation), subject to other provisions of this Section
8.10 and the Plan: the period during which, date by which or event upon which the Stock Appreciation Right may be exercised; the method for valuing shares of Common Stock for purposes of this Section 8.10; a ceiling on the amount of consideration which the Corporation may pay in connection with exercise and cancellation of the Stock Appreciation Right; and arrangements for income tax withholding. The Committee shall have complete discretion to determine whether, when and to whom Stock Appreciation Rights may be granted.

         (b) Time Limitations. Any election by an Optionee to exercise a Stock Appreciation Right provided pursuant to this Section 8.10 shall be made only during the period beginning on the third business day following the release for publication of quarterly or annual financial information required to be prepared and disseminated by the Corporation pursuant to the requirements of the Exchange Act and ending on the twelfth business day following such date, unless, in the discretion of the Committee, solely Common Stock is issued upon such exercise or such election is pursuant to a date of exercise which is automatic or fixed in advance under the Plan, at least six months beyond the date of the grant of the Stock Appreciation Right and outside of the control of the Optionee. The aforesaid release date shall be deemed to have occurred when the specified financial data appears on or in a wire service, financial news service or newspaper of general circulation or is otherwise first made publicly available.

         If a holder of a Stock Appreciation Right terminates service with the Corporation as an Officer, Employee or Director, the Stock Appreciation Right may be exercised only within the period, if any, within which the Option to which it relates may be exercised.

         Any election by an Optionee to exercise a Stock Appreciation Right provided pursuant to this Section 8.10, other than a Stock Appreciation Right


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

exercisable solely for Common Stock, shall be made during a quarterly window period specified in this Section 8.10(b) which commences at least six months from the date of grant of such Stock Appreciation Right.

         (c) Effects of Exercise of Stock Appreciation Rights or Options. Upon the exercise of a Stock Appreciation Right, the number of shares of Common Stock available under the Option to which it relates shall decrease by a number equal to the number of shares for which the Stock Appreciation Right was exercised. Upon the exercise of an Option, any related Stock Appreciation Right shall terminate as to any number of shares of Common Stock subject to the Stock Appreciation Right that exceeds the total number of shares for which the Option remains unexercised.

         (d)  Time  of  Grant.  A  Stock   Appreciation  Right  may  be  granted
concurrently with the option which it relates or at any time thereafter prior to the exercise or expiration of such Option.

         (e) Nontransferable. The holder of a Stock Appreciation Right may not transfer or assign the Stock Appreciation Right otherwise than by will or in accordance with the laws of descent and distribution, and during a holder's lifetime a Stock Appreciation Right may be exercisable only by the holder.

         (f) Tandem Incentive Stock Option -- Stock Appreciation Right. Whenever an Incentive Stock Option and a Stock Appreciation Right authorized hereunder are granted together and the exercise of one affects the rights to exercise the other, the following requirements apply:

                  (1) The Stock Appreciation Right shall expire no later than the expiration of the underlying Incentive Stock Option;

                  (2) The payment available under the Stock Appreciation Right may not exceed the difference between the exercise price of the underlying Option and the Fair Market Value of the Common Stock subject to the underlying Option at the time the Stock Appreciation Right is exercised;

                  (3) The Stock Appreciation Right is transferable only when the underlying Incentive Stock Option is transferable, and under the same conditions.

                  (4) The Stock Appreciation Right may be exercised only when the underlying Incentive Stock Option is eligible to be exercised; and

                  (5) The Stock Appreciation Right may be exercised only when the Fair Market Value of the Common Stock subject to the Option exceeds the exercise price of the Common Stock subject to the Option.

         (g)  Sequential  Exercise  Restriction  Effects.  For the  purposes  of
Section 8.09, a tandem Incentive Stock Option -- Stock  Appreciation  Right will


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

be considered exercised in full when either the underlying Incentive Stock Option or the Stock Appreciation Right is fully exercised.

                                   ARTICLE IX



                         Adjustments for Capital Changes

         The aggregate number of shares of Common Stock available for Option under the Plan, the number of shares to which any Option or Stock Appreciation Right relates and the exercise price per share of Common Stock under any Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of the Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Corporation, the shares of the Corporation's Common Stock shall be exchanged for other securities of the Corporation or of another corporation, each optionee shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common stock or amount of other securities of the Corporation or such other corporation as were exchangeable for the number of shares of Common Stock of the Corporation which such optionees would have been entitled to purchase except for such action, and appropriate adjustments shall be made to the per share exercise price of such options.

                                    ARTICLE X

                      Amendment and Termination of the Plan

         The Board may, by resolution, at any time terminate, amend or revise the Plan with respect to any shares of Common Stock as to which Options have not been granted. However, without approval by the affirmative vote of the holders of a majority of the outstanding voting shares of the Corporation, no amendment shall (a) change the maximum number of shares that may be offered for sale under Options in the aggregate (except in accordance with the provisions of Article
IX), (b) change the class of Employees or Directors that may be granted Options, or (c) extend the term of the Plan. The Board may not, without the consent of the holder of an Option or Stock Appreciation Right alter or impair any Option or Stock Appreciation Right previously granted or awarded under the Plan as specifically authorized herein. Notwithstanding anything contained in this Plan to the contrary, the provisions of Section 7.03 of this Plan relating to Awards granted to Non-Employee Directors shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated under such statutes.

                                   ARTICLE XI

                                Employment Rights

         Neither the Plan nor the grant of any Options or Stock Appreciation Rights hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee of the Corporation or a Subsidiary Company to continue in the employ of the Corporation or a Subsidiary Company.

                                   ARTICLE XII

                                   Withholding

         The Company may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Corporation may require the Optionee to pay to the Corporation the amount required to be withheld as a condition of delivering the shares acquired pursuant to an Option or Stock Appreciation Right. The Corporation also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in Section 8.09(b).

                                  ARTICLE XIII

                        Effective Date of the Plan; Term

         13.01. Effective Date of the Plan. This Plan shall become effective on the Effective Date, and Options and Stock Appreciation Rights may be granted hereunder on or after the Effective Date and prior to the termination of the Plan. However, no Option or Stock Appreciation Right may be exercised unless this Plan is approved by a vote of the holders of a majority of the outstanding voting shares of the Corporation at a meeting of stockholders of the Corporation held within twelve (12) months following adoption of this Plan by the Board of Directors.

         13.02. Term of Plan. Unless sooner terminated, the Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Options or Stock Appreciation Rights previously granted and such Options and Stock Appreciation Rights shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

                                   ARTICLE XIV

                                  Miscellaneous

         14.01 Governing Law. To the extent not governed by federal law, this Plan shall be construed under the laws of the State of Delaware.

         14.02 Pronouns. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.